ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Second Quarter 2024 Financial Results

Second Quarter Financial Highlights:

•
Total revenues increased $19.7 million year over year to $488.1 million
•
Construction Equipment and Material Handling revenues of $294.9 million and $175.6 million, respectively
•
Product support revenues increased 10.1% year over year with Parts sales increasing to $78.0 million and Service revenues increasing to $66.2 million
•
New and used equipment sales decreased 1.2% year over year to $251.5 million
•
Net loss available to common stockholders of $(12.6) million
•
Basic and diluted net loss per share of $(0.38)
•
Adjusted basic and diluted net income per share* of $0.01
•
Adjusted EBITDA* of $50.3 million

Livonia, MI. – August 7, 2024 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the second quarter ended June 30, 2024.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our business rebounded well this quarter from the seasonally-challenged first quarter and in the face of a moderating market environment for new equipment sales. Notably, our product support business performed well in this moderating environment as we continued to achieve organic growth on increased field population with revenues increasing to a record of $144.2 million, an increase of $13.2 million from a year ago. Additionally, our Material Handling segment also continued on its steady path of profitable growth as we progressively execute on a solid sales backlog and gain market share in strategic regions and product categories throughout our footprint. We also saw a rebound in our Master Distribution segment as revenue in the quarter was $16.7 million versus $12.8 million in the first quarter. While we benefited from a return to normal seasonality and a strong quarter from our Material Handling segment and our product support business lines, market unit volumes in our Construction Equipment segment remain under pressure due to uncertainty regarding interest rates and the election outcome, especially affecting small to mid-size contractors. Additionally, our construction equipment sales margins continued to be impacted by the oversupply of competitive new equipment on the market in the quarter.”

Mr. Greenawalt continued, “In the second quarter, we gained further traction in our eMobility segment, which expands the Alta dealership model into the over-the-road commercial vehicle industry with a focus on commercial electric vehicles and fueling and charging infrastructure. To that end, we are excited about our new partnership with Harbinger Motors, a new manufacturer of best-in-class commercial electric vehicles in the medium-duty truck space. With the inclusion of Harbinger to our portfolio and the traction gained with new customers in the quarter, we now have approximately $25 million of sales backlog in the eMobility business that we expect the majority to convert to revenues in the second half of 2024.”

In conclusion, Mr. Greenawalt commented, “As we head into the second half of 2024 and into 2025, cost and fleet optimization and other initiatives to streamline our business will be high priorities as we calibrate to the transitioning environment. Despite what we believe to be potentially transitory headwinds for new equipment sales, our long-term outlook for our Construction Equipment segment remains positive. Infrastructure related project pipelines are significant. We expect state DOT budgets to remain elevated in 2025 and spending on federal infrastructure programs is still in the early innings. In the Material Handling segment, we’re proud to be a world-class partner of Hyster-Yale Materials Handling and believe that their product portfolio and commitment to advanced technologies combined with our diversified end-markets will allow us to gain market share in key regions in the years to come, regardless of volatility in the macro environment. I sincerely want to thank all of our 3,000 dedicated employees for their hard work and commitment to our business and to one another through the first half of the year.”

Full Year 2024 Financial Guidance and Other Financial Notes:

•
The Company updates our guidance range and now expects to report Adjusted EBITDA between $190.0 million and $200.0 million for the 2024 fiscal year.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

•
On June 5, 2024, the Company sold $500.0 million of Senior Secured Second Lien Notes at the rate of 9.000% per annum, which are due on June 1, 2029 ("2029 Notes"). With the proceeds, the Company extinguished our $315.0 million of Senior Secured Second Lien Notes due April 2026. The Company recorded a loss on debt extinguishment of $6.7 million.
•
Concurrently with the 2029 Notes, the Company amended our ABL First Lien Credit Agreement to extend the maturity date to 2029 and increase the facility size to $520.0 million.
•
Concurrently with the 2029 Notes, the Company amended our ABL First Lien Credit Agreement to increase the floor plan facility to $90.0 million.
•
During the second quarter, the Company repurchased 231,334 shares for $2.0 million. We have remaining repurchase authorization of $10.5 million.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended June 30,		Increase (Decrease)		Six Months Ended June 30,		Increase (Decrease)
	2024	2023	2024 versus 2023		2024	2023	2024 versus 2023
Revenues:
New and used equipment sales	$251.5	$254.6	$(3.1)	(1.2)%	$480.1	$474.2	$5.9	1.2%
Parts sales	78.0	71.3	6.7	9.4%	150.9	139.7	11.2	8.0%
Service revenues	66.2	59.7	6.5	10.9%	130.2	119.9	10.3	8.6%
Rental revenues	53.7	49.6	4.1	8.3%	102.2	93.1	9.1	9.8%
Rental equipment sales	38.7	33.2	5.5	16.6%	66.3	62.2	4.1	6.6%
Total revenues	488.1	468.4	19.7	4.2%	929.7	889.1	40.6	4.6%
Cost of revenues:
New and used equipment sales	211.9	210.3	1.6	0.8%	404.3	389.3	15.0	3.9%
Parts sales	50.9	47.5	3.4	7.2%	99.2	92.9	6.3	6.8%
Service revenues	26.9	25.4	1.5	5.9%	53.9	50.5	3.4	6.7%
Rental revenues	6.2	6.2	—	—	12.9	12.3	0.6	4.9%
Rental depreciation	30.8	27.6	3.2	11.6%	57.9	50.5	7.4	14.7%
Rental equipment sales	29.4	24.6	4.8	19.5%	48.9	45.5	3.4	7.5%
Total cost of revenues	356.1	341.6	14.5	4.2%	677.1	641.0	36.1	5.6%
Gross profit	132.0	126.8	5.2	4.1%	252.6	248.1	4.5	1.8%
General and administrative expenses	114.5	105.2	9.3	8.8%	229.1	209.2	19.9	9.5%
Non-rental depreciation and amortization	7.2	5.4	1.8	33.3%	14.1	10.6	3.5	33.0%
Total operating expenses	121.7	110.6	11.1	10.0%	243.2	219.8	23.4	10.6%
Income from operations	10.3	16.2	(5.9)	(36.4)%	9.4	28.3	(18.9)	(66.8)%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.7)	(1.9)	(0.8)	42.1%	(5.5)	(3.4)	(2.1)	61.8%
Interest expense – other	(16.5)	(11.8)	(4.7)	39.8%	(29.8)	(22.3)	(7.5)	33.6%
Other income	1.0	0.2	0.8	400.0%	1.9	1.2	0.7	58.3%
Loss on extinguishment of debt	(6.7)	—	(6.7)	NM	(6.7)	—	(6.7)	NM
Total other expense, net	(24.9)	(13.5)	(11.4)	84.4%	(40.1)	(24.5)	(15.6)	63.7%
(Loss) income before taxes	(14.6)	2.7	(17.3)	NM	(30.7)	3.8	(34.5)	NM
Income tax (benefit) provision	(2.7)	0.3	(3.0)	NM	(6.9)	0.4	(7.3)	NM
Net (loss) income	(11.9)	2.4	(14.3)	NM	(23.8)	3.4	(27.2)	NM
Preferred stock dividends	(0.7)	(0.7)	—	—	(1.5)	(1.5)	—	—
Net (loss) income available to common stockholders	$(12.6)	$1.7	$(14.3)	NM	$(25.3)	$1.9	$(27.2)	NM
NM - calculated change not meaningful

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the first quarter ended June 30, 2024. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Second Quarter 2024 Earnings Call and Webcast
Date:	Wednesday, August 7, 2024
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	https://www.netroadshow.com/events/login?show=e4b5b474&confId=67165
Live call access code:	225050
Audio replay:	866-813-9403
Replay access code:	812356
Webcast:	https://events.q4inc.com/attendee/130623837

The audio replay will be archived through August 21, 2024.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment and allied products. Alta has operated as an equipment dealership for 40 years and has developed a branch network that includes over 85 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; fluctuations in interest rates; the demand and market price for our equipment and product support; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, and Adjusted basic and diluted net income per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income, revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with U.S. GAAP. Adjusted net income is defined as net income adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted net income per share is defined as adjusted net income divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income. Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	June 30, 2024	December 31, 2023
ASSETS
Cash	$4.5	$31.0
Accounts receivable, net of allowances of $14.5 and $12.4 as of June 30, 2024 and December 31, 2023, respectively	251.9	249.3
Inventories, net	547.3	530.7
Prepaid expenses and other current assets	32.2	27.0
Total current assets	835.9	838.0

NON-CURRENT ASSETS
Property and equipment, net	485.4	464.8
Operating lease right-of-use assets, net	110.1	110.9
Goodwill	78.1	76.7
Other intangible assets, net	61.2	66.3
Other assets	20.6	14.2
TOTAL ASSETS	$1,591.3	$1,570.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$298.4	$297.8
Floor plan payable – used and rental equipment	99.9	99.5
Current portion of long-term debt	9.4	7.7
Accounts payable	93.8	97.0
Customer deposits	19.1	17.4
Accrued expenses	52.5	59.7
Current operating lease liabilities	15.5	15.9
Current deferred revenue	14.6	16.2
Other current liabilities	7.2	23.9
Total current liabilities	610.4	635.1

NON-CURRENT LIABILITIES
Line of credit, net	214.2	315.9
Long-term debt, net of current portion	477.4	312.3
Finance lease obligations, net of current portion	35.7	31.1
Deferred revenue, net of current portion	4.1	4.2
Long-term operating lease liabilities, net of current portion	99.7	99.6
Deferred tax liabilities	10.8	7.7
Other liabilities	13.8	15.3
TOTAL LIABILITIES	1,466.1	1,421.2
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both June 30, 2024 and December 31, 2023 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,950,141 and 32,369,820 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	240.7	233.8
Treasury stock at cost, 1,093,516 and 862,182 shares of common stock held at June 30, 2024 and December 31, 2023, respectively	(7.9)	(5.9)
Accumulated deficit	(105.6)	(76.4)
Accumulated other comprehensive loss	(2.0)	(1.8)
TOTAL STOCKHOLDERS’ EQUITY	125.2	149.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,591.3	$1,570.9

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
New and used equipment sales	$251.5	$254.6	$480.1	$474.2
Parts sales	78.0	71.3	150.9	139.7
Service revenues	66.2	59.7	130.2	119.9
Rental revenues	53.7	49.6	102.2	93.1
Rental equipment sales	38.7	33.2	66.3	62.2
Total revenues	488.1	468.4	929.7	889.1
Cost of revenues:
New and used equipment sales	211.9	210.3	404.3	389.3
Parts sales	50.9	47.5	99.2	92.9
Service revenues	26.9	25.4	53.9	50.5
Rental revenues	6.2	6.2	12.9	12.3
Rental depreciation	30.8	27.6	57.9	50.5
Rental equipment sales	29.4	24.6	48.9	45.5
Total cost of revenues	356.1	341.6	677.1	641.0
Gross profit	132.0	126.8	252.6	248.1
General and administrative expenses	114.5	105.2	229.1	209.2
Non-rental depreciation and amortization	7.2	5.4	14.1	10.6
Total operating expenses	121.7	110.6	243.2	219.8
Income from operations	10.3	16.2	9.4	28.3
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.7)	(1.9)	(5.5)	(3.4)
Interest expense – other	(16.5)	(11.8)	(29.8)	(22.3)
Other income	1.0	0.2	1.9	1.2
Loss on extinguishment of debt	(6.7)	—	(6.7)	—
Total other expense, net	(24.9)	(13.5)	(40.1)	(24.5)
(Loss) income before taxes	(14.6)	2.7	(30.7)	3.8
Income tax (benefit) provision	(2.7)	0.3	(6.9)	0.4
Net (loss) income	(11.9)	2.4	(23.8)	3.4
Preferred stock dividends	(0.7)	(0.7)	(1.5)	(1.5)
Net (loss) income available to common stockholders	$(12.6)	$1.7	$(25.3)	$1.9
Basic (loss) income per share	$(0.38)	$0.05	$(0.76)	$0.06
Diluted (loss) income per share	$(0.38)	$0.05	$(0.76)	$0.06
Basic weighted average common shares outstanding	33,239,620	32,368,112	33,174,158	32,296,067
Diluted weighted average common shares outstanding	33,239,620	32,731,422	33,174,158	32,581,469

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net (loss) income	$(23.8)	$3.4
Adjustments to reconcile net (loss) income to net cash flows used in operating activities
Depreciation and amortization	72.0	61.1
Amortization of debt discount and debt issuance costs	1.1	0.8
Imputed interest	0.2	0.5
Loss (gain) on sale of property and equipment	—	0.3
Gain on sale of rental equipment	(17.4)	(16.7)
Provision for inventory obsolescence	0.5	1.2
Provision for losses on accounts receivable	3.5	3.4
Loss on debt extinguishment	6.7	—
Change in fair value of derivative instruments	(0.2)	0.5
Stock-based compensation expense	2.6	1.9
Changes in deferred income taxes	(6.8)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(6.5)	1.5
Inventories	(109.6)	(200.6)
Proceeds from sale of rental equipment	66.3	62.2
Prepaid expenses and other assets	—	(7.6)
Manufacturers floor plans payable	5.2	86.1
Accounts payable, accrued expenses, customer deposits, and other current liabilities	(14.5)	(27.7)
Leases, deferred revenue, net of current portion and other liabilities	(0.3)	(4.1)
Net cash used in operating activities	(21.0)	(33.8)
INVESTING ACTIVITIES
Expenditures for rental equipment	(30.6)	(32.3)
Expenditures for property and equipment	(7.2)	(6.1)
Proceeds from sale of property and equipment	1.9	0.7
Acquisitions of businesses, net of cash acquired	—	(1.4)
Other investing activities	(1.5)	(1.5)
Net cash used in investing activities	(37.4)	(40.6)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	(1.8)	—
Extinguishment of long-term debt	(319.4)	—
Proceeds from line of credit and long-term borrowings	849.3	203.5
Principal payments on line of credit, long-term debt, and finance lease obligations	(476.2)	(133.5)
Proceeds from non-manufacturer floor plan payable	79.5	103.5
Payments on non-manufacturer floor plan payable	(82.8)	(98.5)
Preferred stock dividends paid	(1.5)	(1.5)
Common stock dividends declared and paid	(3.9)	(3.7)
Repurchases of common stock	(2.0)	—
Other financing activities	(9.1)	4.3
Net cash provided by financing activities	32.1	74.1

Effect of exchange rate changes on cash	(0.2)	(0.1)
NET CHANGE IN CASH	(26.5)	(0.4)

Cash, Beginning of year	31.0	2.7
Cash, End of period	$4.5	$2.3
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$83.0	$96.4
Contingent and non-contingent consideration for business acquisitions	0.5	—
Supplemental disclosures of cash flow information
Cash paid for interest	$32.5	$24.1
Cash paid for income taxes	$1.3	$1.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	June 30,	December 31,
Debt and Floor Plan Payables Analysis	2024	2023
Senior secured second lien notes	$500.0	$315.0
Line of credit	217.6	317.5
Floor plan payable – new equipment	298.4	297.8
Floor plan payable – used and rental equipment	99.9	99.5
Finance lease obligations	45.1	38.8
Total debt	$1,161.0	$1,068.6
Adjustments:
Floor plan payable – new equipment	(298.4)	(297.8)
Cash	(4.5)	(31.0)
Adjusted total net debt and floor plan payables(1)	$858.1	$739.8

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income available to common stockholders	$(12.6)	$1.7	$(25.3)	$1.9
Depreciation and amortization	38.0	33.0	72.0	61.1
Interest expense	19.2	13.7	35.3	25.7
Income tax (benefit) provision	(2.7)	0.3	(6.9)	0.4
EBITDA(1)	$41.9	$48.7	$75.1	$89.1
Transaction costs(2)	0.1	0.6	0.3	0.7
Loss on debt extinguishment(3)	6.7	—	6.7	—
Stock-based incentives(4)	1.3	1.1	2.6	1.9
Other expenses(5)	2.3	0.7	3.7	0.9
Preferred stock dividend(6)	0.7	0.7	1.5	1.5
Showroom-ready equipment interest expense(7)	(2.7)	(1.9)	(5.5)	(3.4)
Adjusted EBITDA(1)	$50.3	$49.9	$84.4	$90.7

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income available to common stockholders	$(12.6)	$1.7	$(25.3)	$1.9
Transaction costs(2)	0.1	0.6	0.3	0.7
Loss on debt extinguishment(3)	6.7	—	6.7	—
Stock-based incentives(4)	1.3	1.1	2.6	1.9
Other expenses(5)	2.3	0.7	3.7	0.9
Intangible amortization(8)	2.6	2.2	5.2	4.4
Adjusted net income (loss) available to common stockholders(1)	$0.4	$6.3	$(6.8)	$9.8
Basic net (loss) income per share	$(0.38)	$0.05	$(0.76)	$0.06
Diluted net (loss) income per share	$(0.38)	$0.05	$(0.76)	$0.06
Adjusted basic net income (loss) per share(1)	$0.01	$0.19	$(0.20)	$0.30
Adjusted diluted net income (loss) per share(1)	$0.01	$0.19	$(0.20)	$0.30
Basic weighted average common shares outstanding	33,239,620	32,368,112	33,174,158	32,296,067
Diluted weighted average common shares outstanding	34,035,830	32,731,422	33,174,158	32,581,469

(1) Non-GAAP measure

(2) Expenses related to acquisitions, capital raising and debt refinancing activities

(3) One-time expense associated with the extinguishment of debt

(4) Non-cash equity-based compensation expenses

(5) Other non-recurring expenses inclusive of severance payments, greenfield startup, non-cash adjustments to earnout contingencies, legal and consulting costs

(6) Expenses related to preferred stock dividend payments

(7) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

(8) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting